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                                                                    Exhibit 16.1


April 23, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Day International Group, Inc. dated April 20, 1998.

Yours truly,


Deloitte & Touche LLP

Dayton, Ohio